MERGER AND REORGANIZATION AGREEMENT


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                                TABLE OF CONTENTS
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ARTICLE I - THE MERGER............................................................................................1
         SECTION 1.01          Definitions........................................................................1
         SECTION 1.02          The Merger.........................................................................1
         SECTION 1.03          Effective Time.....................................................................2
         SECTION 1.04          Effects of the Merger..............................................................2
         SECTION 1.05          Certificate of Incorporation and By-Laws...........................................2
         SECTION 1.06          Directors and Officers of the Surviving Corporation................................2
         SECTION 1.07          The Closing........................................................................2

ARTICLE II - CONVERSION OF SHARES AND RELATED MATTERS.............................................................3
         SECTION 2.01          Conversion of Outstanding Stock of the Merger Subsidiary
                               and Exchange for Stock of Surviving Corporation....................................3
         SECTION 2.02          Conversion of GoodNet Shares.......................................................3
         SECTION 2.03          Escrow of Portion of Merger Consideration..........................................3

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS..................................................4
         SECTION 3.01          Organization.......................................................................4
         SECTION 3.02          Authority; Corporate Action........................................................4
         SECTION 3.03          No Conflict; Required Filings and Consents.........................................5
         SECTION 3.04          Capitalization.....................................................................6
         SECTION 3.05          Licenses and Permits; Compliance with Laws.........................................6
         SECTION 3.06          Financial Statements...............................................................7
         SECTION 3.07          Real Property......................................................................8
         SECTION 3.08          Material Contracts.................................................................9
         SECTION 3.09          Litigation........................................................................10
         SECTION 3.10          Taxes, Tax Returns and Audits.....................................................10
         SECTION 3.11          Absence of Certain Changes........................................................11
         SECTION 3.12          Employee Benefit Plans............................................................12
         SECTION 3.13          Labor Relations...................................................................13
         SECTION 3.14          Insurance Policies; Claims........................................................13
         SECTION 3.15          Intellectual Property.............................................................13
         SECTION 3.16          Personal Properties; Assets.......................................................13
         SECTION 3.17          Bank Accounts.....................................................................14
         SECTION 3.18          Brokers...........................................................................14
         SECTION 3.19          Records...........................................................................14
         SECTION 3.20          No Illegal or Improper Transactions...............................................14
         SECTION 3.21          Related Transactions..............................................................15
         SECTION 3.22          Disclosure........................................................................15
         SECTION 3.23          Environmental, Health and Safety  Matters.........................................15
         SECTION 3.24          Year 2000 Compliance..............................................................16
         SECTION 3.25          Internet Protocol Address.........................................................16
         SECTION 3.26          Investment Representations........................................................16
         SECTION 3.27          Material Adverse Changes..........................................................17

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF WINSTAR AND THE MERGER
         SUBSIDIARY..............................................................................................17
         SECTION 4.01          Organization......................................................................17
         SECTION 4.02          Authority; Corporate Action.......................................................17
         SECTION 4.03          No Conflict; Required Filings and Consents........................................18
         SECTION 4.04          Securities and Exchange Commission Reports........................................18
         SECTION 4.05          Litigation........................................................................19
         SECTION 4.06          Disclosure........................................................................19


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         SECTION 4.07          Brokers...........................................................................20
         SECTION 4.08          Material Adverse Change...........................................................20
         SECTION 4.09          WinStar Stock.....................................................................20

ARTICLE V - NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES
         OF THE PARTIES..........................................................................................20
         SECTION 5.01          Survival..........................................................................20
         SECTION 5.02          Nonwaiver of Rights...............................................................20

ARTICLE VI - COVENANTS OF THE STOCKHOLDERS.......................................................................21
         SECTION 6.01          Conduct of Business...............................................................21
         SECTION 6.02          Access to Information; Confidentiality............................................23
         SECTION 6.03          Maintenance of Assets; Insurance..................................................24
         SECTION 6.04          Employment and Noncompete Agreements..............................................24
         SECTION 6.05          Sharing Agreement.................................................................24
         SECTION 6.06          No Other Negotiations.............................................................24
         SECTION 6.07          Composition of GoodNet Board and Offices At Effective Time........................24
         SECTION 6.08          No Securities Transactions........................................................24
         SECTION 6.09          Fulfillment of Conditions.........................................................25
         SECTION 6.10          Disclosure of Certain Matters.....................................................25
         SECTION 6.11          Certain Consents..................................................................25
         SECTION 6.12          Reduction of Liabilities..........................................................25
         SECTION 6.13          Non-use of Name...................................................................25
         SECTION 6.14          Audited Financial Statements......................................................26
         SECTION 6.15          Maintenance of GoodNet Employee Medical Benefits..................................26

ARTICLE VII - COVENANTS OF THE WINSTAR PARTIES...................................................................26
         SECTION 7.01          Fulfillment of Conditions.........................................................26
         SECTION 7.02          Access to Information; Confidentiality............................................26
         SECTION 7.03          Filing of Additional Listing Application with Nasdaq..............................27
         SECTION 7.04          Reimbursement of Telesoft for GoodNet Operating Expenses..........................27

ARTICLE VIII - JOINT COVENANTS OF THE PARTIES....................................................................27
         SECTION 8.01          Further Action....................................................................27
         SECTION 8.02          Schedules.........................................................................27
         SECTION 8.03          Regulatory and Other Authorizations...............................................27
         SECTION 8.04          Filing of Current Reports on Form 8-K.............................................28
         SECTION 8.05          Reorganization....................................................................28

ARTICLE IX - CONDITIONS TO CLOSING...............................................................................28
         SECTION 9.01          Conditions to Each Party's Obligations............................................28
         SECTION 9.02          Conditions to Obligations of GoodNet and the Stockholders.........................29
         SECTION 9.03          Conditions to Obligations of the WinStar Parties..................................30

ARTICLE X - INDEMNIFICATION......................................................................................32
         SECTION 10.01         Indemnification by the Stockholders...............................................32
         SECTION 10.02         Indemnification by WinStar........................................................32
         SECTION 10.03         Notice, Etc.......................................................................32
         SECTION 10.04         Adjustment to Merger Consideration................................................34
         SECTION 10.05         Offset Rights.....................................................................34
         SECTION 10.06         Limitations.......................................................................34
         SECTION 10.07         Reduction for Certain Benefits....................................................34
         SECTION 10.08         Representations and Warranties....................................................35
         SECTION 10.09         Indemnity as Sole Recourse........................................................35


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ARTICLE XI - TERMINATION.........................................................................................35
         SECTION 11.01         Methods of Termination............................................................35
         SECTION 11.02         Effect of Termination.............................................................36

ARTICLE XII - DEFINITIONS........................................................................................36
         SECTION 12.01         Certain Defined Terms.............................................................36

ARTICLE XIII - GENERAL PROVISIONS................................................................................38
         SECTION 13.01         Expenses..........................................................................38
         SECTION 13.02         Notices...........................................................................38
         SECTION 13.03         Press Release; Public Announcements...............................................39
         SECTION 13.04         Amendment.........................................................................39
         SECTION 13.05         Waiver............................................................................39
         SECTION 13.06         Headings..........................................................................39
         SECTION 13.07         Severability......................................................................39
         SECTION 13.08         Entire Agreement..................................................................39
         SECTION 13.09         Benefit; Assignment...............................................................40
         SECTION 13.10         Governing Law; Consent to Jurisdiction............................................40
         SECTION 13.11         Counterparts......................................................................40

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                                    SCHEDULES

         Schedule A            GoodNet Stockholders
         Schedule 1.06         Directors and Officers of Surviving Corporation
         Schedule 3.01(i)      Securities of Other Entities Owned by GoodNet
         Schedule 3.01(ii)     States in which GoodNet is Qualified
         Schedule 3.03(a)      GoodNet and Telesoft Breaches, Defaults, Etc.
         Schedule 3.04         GoodNet Authorized and Issued Capital Stock
         Schedule 3.05         Permits
         Schedule 3.06(b)      Exceptions to Accounts Receivable Reserves
         Schedule 3.07         GoodNet Real Property
         Schedule 3.08(a)      GoodNet Material Contracts
         Schedule 3.08(b)      Invalid GoodNet Material Contracts
         Schedule 3.09         GoodNet Litigation
         Schedule 3.10         GoodNet Tax Assessment, Audits and Investigations
         Schedule 3.11         GoodNet Changes since August 31, 1997
         Schedule 3.12         GoodNet Benefit Plans
         Schedule 3.14         GoodNet Insurance Policies
         Schedule 3.15(a)      GoodNet Intellectual Property
         Schedule 3.16         GoodNet Personal Properties and Assets
         Schedule 3.17         GoodNet Bank Accounts
         Schedule 3.21         GoodNet Related Transactions
         Schedule 9.03(c)      Necessary Consents, etc.



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                                    EXHIBITS

         Exhibit A         Articles of Merger
         Exhibit B         Plan of Merger
         Exhibit C         Escrow Agreement
         Exhibit D(i)      Jemmett Employment Agreement
         Exhibit D(ii)     Pitts Employment Agreement
         Exhibit D(iii)    Wayrynen Employment Agreement
         Exhibit E         Sharing Agreement
         Exhibit F         Legal Opinion of Graubard Mollen & Miller
         Exhibit G         Registration Rights Agreement
         Exhibit H         Legal Opinions of Stockholders and GoodNet Counsel(s)
         Exhibit I(i)      Telesoft Press Release
         Exhibit I(ii)     WinStar Press Release


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                       MERGER AND REORGANIZATION AGREEMENT


         MERGER AND REORGANIZATION AGREEMENT, dated as of December ___, 1997, among WINSTAR COMMUNICATIONS, INC., a Delaware corporation ("WinStar"), WG ACQUISITION CORP., an Arizona corporation and wholly-owned subsidiary of WinStar ("Merger Subsidiary"), TELESOFT ACQUISITION CORP. II, an Arizona corporation ("GoodNet"), and TELESOFT CORP., an Arizona corporation and a stockholder of GoodNet ("Telesoft"), and each of the other stockholders of GoodNet listed in Schedule A hereto (Telesoft and such other stockholders being referred to collectively herein as the "Stockholders").

         WHEREAS, the Stockholders are the owners of all of the outstanding capital stock of GoodNet in the respective amounts set forth in Schedule A;

         WHEREAS, subject to the terms and conditions of this Merger and Reorganization Agreement ("Agreement"), the Parties desire to consummate a merger, as contemplated herein, pursuant to which the Merger Subsidiary shall be merged with and into GoodNet so that GoodNet becomes a wholly-owned subsidiary of WinStar; and

         WHEREAS, for Federal income tax purposes, the parties intend that such merger qualify as a reorganization under the provisions of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code").

         IT IS AGREED:

                                    ARTICLE I
                                   THE MERGER

         SECTION 1.01 Definitions. Certain capitalized terms used in this Agreement shall have the meanings specified in Article XII.

         SECTION 1.02 The Merger. Upon the terms and subject to the conditions hereof, and in accordance with the relevant provisions of the Business Corporation Act of the State of Arizona (the "BCA"), the Merger Subsidiary and GoodNet shall consummate a merger (the "Merger") of the Merger Subsidiary with and into GoodNet at the Effective Time (as defined) in accordance with the provisions of this Agreement. Following the Merger, GoodNet shall continue as the surviving corporation (the "Surviving Corporation") and shall


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continue its  existence  under the laws of the State of Arizona and the separate corporate existence of the Merger Subsidiary shall cease.

         SECTION 1.03 Effective Time. As soon as practicable on or after the Closing Date, after the satisfaction or waiver of all conditions to the Merger, GoodNet and the Merger Subsidiary shall file with the Arizona Corporation Commission in accordance with the BCA an executed copy of (i) the Articles of Merger in the form of Exhibit A hereto (the "Articles of Merger") reflecting the Merger and providing for an amendment to the Articles of Incorporation of GoodNet, as the Surviving Corporation, to effect a change in name from "Telesoft Acquisition Corp. II" to "WinStar GoodNet, Inc." and (ii) the Plan of Merger in the form of Exhibit B hereto (together with the Articles of Merger, the "Merger Documents"). The Merger shall become effective at such time as the Merger Documents are so filed with the Arizona Corporation Commission (the "Effective Time"). To the extent permitted under law, the Stockholders hereby waive publication of the Articles of Merger. The Stockholders hereby agree to the adoption and filing of this Agreement and the Plan of Merger as required under the BCA, and acknowledge and agree that their respective signatures hereto shall constitute their written consent for purposes of authorizing the foregoing by unanimous written consent of stockholders as provided under the BCA.

         SECTION 1.04 Effects of the Merger. The Merger shall have the effects set forth in Section 10-1106 of the BCA.

         SECTION 1.05 Certificate of Incorporation and By-Laws. The Articles of Incorporation, as amended to effect the name change contemplated in Section 1.03, and the By-Laws of GoodNet shall be the Articles of Incorporation and By-Laws of the Surviving Corporation at the Effective Time.

         SECTION 1.06 Directors and Officers of the Surviving Corporation. At the Effective Time, the Board of Directors and officers of the Surviving Corporation shall consist of the persons listed in Schedule 1.06, each to serve until his or her successor is elected and qualified.

         SECTION 1.07 The Closing. Subject to the terms and conditions of this Agreement, the consummation of the Merger and the other transactions contemplated by this Agreement shall take place at a closing (the "Closing") to be held at 10:00 a.m., local time, on the third Business Day after the date on which the last of the conditions to Closing set forth in Article IX hereof (other than conditions to be satisfied at the Closing) is fulfilled or waived by the appropriate Party, as the case may be, at the offices of Graubard Mollen & Miller, 600 Third Avenue, New York, New York 10016, or at such other time, date or place as the Parties may agree upon in writing. The date on which the Closing occurs is referred to herein as the "Closing Date."



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                                   ARTICLE II
                    CONVERSION OF SHARES AND RELATED MATTERS

         SECTION 2.01 Conversion of Outstanding Stock of the Merger Subsidiary and Exchange for Stock of Surviving Corporation. Upon consummation of the Merger, all 100 shares of the common stock, no par value, of the Merger Subsidiary ("Merger Subsidiary Stock") outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and exchanged for 100 shares of the common stock, no par value, of GoodNet ("Surviving Corporation Stock"), which shall represent all of the issued and outstanding shares of capital stock of the Surviving Corporation immediately after the Effective Time. All shares of
Surviving Corporation Stock shall be fully paid and non-assessable. Promptly after the Effective Time, the Surviving Corporation shall issue to WinStar a stock certificate representing the 100 shares of Surviving Corporation Stock in exchange for the certificate or certificates which formerly represented 100 shares of Merger Subsidiary Stock, which stock certificates shall be immediately canceled.

         SECTION 2.02 Conversion of GoodNet Shares. Subject to the provisions of
Section 2.03, all of the outstanding shares of common stock, no par value, of GoodNet that are outstanding immediately prior to the Effective Time (the "GoodNet Shares") shall be converted into the right to receive, at the Closing, an aggregate amount equal to $22,023,444 (the "Merger Consideration"), comprised of the following: (i) $3,500,000 in cash (the "Cash Consideration") and (ii) a number of shares ("Stock Consideration") of WinStar's common stock, par value $.01 per share ("WinStar Stock"), determined by dividing $18,523,444 by the average of the last sale prices of the WinStar Stock as reported by the Nasdaq National Market for the twenty consecutive trading days ending two business days prior to the Closing. The number of shares of WinStar Stock constituting the Stock Consideration payable to any Stockholder shall be rounded up or down to the nearest whole number of shares. Subject to the provisions of Section 2.03, the Merger Consideration shall be paid to each Stockholder in the amounts set forth in Schedule A.

         SECTION 2.03 Escrow of Portion of Merger Consideration. To facilitate the delivery of any payments that may be required to be made by the Stockholders to WinStar and/or the Surviving Corporation under the provisions of Article X of this Agreement, at the Closing, WinStar, the Surviving Corporation, the Stockholders and Continental Stock Transfer & Trust Company ("Escrow Agent") shall execute an Escrow Agreement in substantially the form of Exhibit C hereto ("Escrow Agreement"). At the Closing, each of the Stockholders shall deliver stock certificates (with stock powers executed in blank) representing 10% of the total Merger Consideration received by such Stockholder (the "Holdback") to the Escrow Agent for disposition pursuant to the terms of the Escrow Agreement.


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                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
                               OF THE STOCKHOLDERS


         Each of the Stockholders, jointly and severally (except as otherwise provided in the representations and warranties set forth below), represents and warrants to WinStar and the Merger Subsidiary (together, the "WinStar Parties") as follows:

         SECTION 3.01 Organization. Each of Telesoft and GoodNet is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona. Except as described on Schedule 3.01(i), GoodNet does not own, directly or indirectly, any capital stock or other securities of any issuer or any equity interest in any other entity, including any partnership, limited partnership, limited liability company, business trust and any other business entity, and is not a party to any agreement to acquire any such securities or interest. GoodNet does not conduct any business through any entity other than itself. GoodNet is qualified to do business in each state where the nature of the business it conducts or the properties it owns, leases or operates requires it to so qualify (which states are listed in Schedule 3.01(ii)), except where the failure to so qualify would not reasonably be expected to have, either singly or in the aggregate, a material adverse effect on the results of operations, financial condition, business or assets of GoodNet or materially impair either GoodNet's or any Stockholder's ability to consummate the transactions contemplated by this Agreement (a "GoodNet Material Adverse
Effect"). GoodNet has all requisite corporate power to own, lease and operate its properties and to carry on its business as now being conducted. The representations and warranties made with respect to Telesoft in this Section
3.01 are made only by Telesoft and not by any of the other Stockholders.

         SECTION 3.02 Authority; Corporate Action. Each of GoodNet, Telesoft and Beada & Sala, Inc. ("Beada"), a Stockholder, has all necessary corporate power and authority to enter into this Agreement, the Escrow Agreement and (with respect to GoodNet and Telesoft) the Sharing Agreement (as defined) and to consummate the Merger and other transactions contemplated hereby and thereby. All corporate action necessary to be taken by each of GoodNet, Telesoft and Beada to authorize the execution, delivery and performance of this Agreement, the Escrow Agreement and (with respect to GoodNet and Telesoft) the Sharing Agreement and all other agreements and instruments delivered by GoodNet and Telesoft (and each of the other Stockholders) in connection with the transactions contemplated hereby or thereby has been duly and validly taken and this Agreement, the Escrow Agreement, the Sharing Agreement and such other agreements and instruments have been duly executed and delivered by each of GoodNet and the Stockholders party thereto. Subject to the terms and conditions hereof, this Agreement, the Escrow Agreement and the Sharing Agreement each constitutes the valid, binding and enforceable obligation of each of GoodNet and Telesoft (and, in the case of this Agreement and the Escrow Agreement, each of the other


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Stockholders),  enforceable  against all such parties in  accordance  with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). The representations and warranties made with respect to Telesoft in this Section
3.02 are made only by Telesoft and not by any other Stockholder. The representations and warranties made with respect to any other Stockholder in this Section 3.02 are made only by such Stockholder solely with respect to itself.

         SECTION 3.03      No Conflict; Required Filings and Consents.

                  (a) The execution and delivery of this Agreement (and the other agreements contemplated hereby) by each of the Stockholders and GoodNet does not, and the performance by each of the Stockholders and GoodNet of their obligations under this Agreement (and any other agreement contemplated hereby) will not, (i) conflict with or violate the Articles of Incorporation, By-laws or other organizational documents of either Telesoft, GoodNet or Beada, (ii) conflict with or violate any law, statute, ordinance, rule, regulation, order, judgment or decree applicable to GoodNet or any Stockholder or by which any of their respective properties or assets is bound or affected, or (iii) except as set forth in Schedule 3.03(a), result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of GoodNet or any Stockholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which GoodNet or any Stockholder is a party or by which GoodNet or any Stockholder or any of their respective properties or assets is bound or affected, except, in the case of clauses (ii) and (iii), above, for any such conflicts, violations, breaches, defaults or other alterations or occurrences that would not reasonably be expected to have, either singly or in the aggregate, a GoodNet Material Adverse Effect. The representations and warranties made with respect to Telesoft in this Section 3.03(a) are made only by Telesoft and not by any other Stockholder. The representations and warranties made with respect to any other Stockholder in this Section 3.03(a) are made only by such Stockholder solely with respect to itself.

                  (b) The execution and delivery of this Agreement (and the other agreements contemplated hereby) by each of the Stockholders and GoodNet does not, and the performance of this Agreement by each of the Stockholders and GoodNet will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental entity, except for (i) compliance with the applicable requirements, if any, of the Exchange Act and the Hart-Scott-Rodino Antitrust Improvements Act


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of 1976,  as amended ("HSR Act"),  (ii) filing and  recordation  of  appropriate merger documents as required by the laws of the State of Arizona, and (iii) any filing with the Federal Communications Commission and state public service or similar commissions as may be required. The representations and warranties made with respect to Telesoft in this Section 3.03(b) are made only by Telesoft and not by any other Stockholder. The representations and warranties made with respect to any other Stockholder in this Section 3.03(b) are made only by such Stockholder solely with respect to itself.

         SECTION 3.04 Capitalization. The number of authorized and issued shares of capital stock of GoodNet is set forth in Schedule 3.04. The Stockholders (and their respective residential addresses) are set forth on Schedule A, and are the record and beneficial owners of all of the outstanding capital stock of GoodNet, free and clear of all Liens (other than pursuant hereto and, with respect to shares owned by Beada, the pledge of that number of shares equal to four percent of the outstanding GoodNet Shares to secure Beada's indebtedness to Telesoft in the aggregate principal amount of $344,398.29 ("Beada Pledge"). Except as set forth on Schedule 3.04, there are no options, warrants or other contractual rights outstanding which require, or give any person the right to require, the issuance of any capital stock of GoodNet, whether or not such rights are presently exercisable. No holder of any securities of GoodNet (or securities issuable in exchange therefor) has the right to require any party to register such securities under the Securities Act (as defined), either on a "demand" or a "piggyback" basis. All shares, options and warrants and other securities of GoodNet issued since its date of incorporation were issued in compliance with the registration provisions of the Securities Act or pursuant to an exemption therefrom. The representations and warranties made in the second sentence of this Section 3.04 with respect to any Stockholder are made only by such Stockholder solely with respect to itself.

         SECTION 3.05 Licenses and Permits; Compliance with Laws. GoodNet holds all permits, licenses and approvals (collectively, the "Permits") from all Federal, state and local governmental authorities necessary for it to own, lease and operate its properties and to carry on its businesses as now being conducted, and no such Permit has been rescinded and all such Permits are in full force and effect and listed on Schedule 3.05, except for such Permits the failure to hold which would not reasonably be expected to have, either singly or in the aggregate, a GoodNet Material Adverse Effect. The business of GoodNet is being and has been conducted in compliance with the Permits and all applicable laws, statutes, ordinances, regulations, judgments, orders, decrees, concessions, grants and other authorizations of any governmental authority, except for such failures that would not reasonably be expected to have, either singly or in the aggregate, a GoodNet Material Adverse Effect. GoodNet is not in default in any material respect under any of such Permits and no event has occurred and no condition exists which, with the giving of notice, the passage of time, or both, would constitute a default thereunder, except where such default would not reasonably be expected to have, either singly or in the aggregate, a GoodNet Material Adverse Effect. Neither the execution and delivery


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of this  Agreement nor any of the other  documents  contemplated  hereby nor the consummation of the transactions contemplated hereby or thereby nor compliance by each of the Stockholders and GoodNet with any of the provisions hereof or thereof will result in any suspension, revocation, impairment, forfeiture or nonrenewal of any Permit, except for such Permits the loss or impairment of which would not reasonably be expected to have, either singly or in the aggregate, a GoodNet Material Adverse Effect. GoodNet is not subject to common carriage regulation either in the United States or in any foreign country and GoodNet has never received or applied for any Permit with respect to same. GoodNet does not presently provide any services that would require GoodNet to obtain any authorization or make any registration in any foreign country, except where the failure to obtain any such authorization or make any such registration would not reasonably be expected to have, either singly or in the aggregate, a GoodNet Material Adverse Effect.

         SECTION 3.06      Financial Statements.

                  (a) Telesoft has delivered to the WinStar Parties (i) unaudited financial statements of GoodNet for the years ended November 30, 1995 and 1996 and the nine months ended August 31, 1997 and (ii) an unaudited income statement of GoodNet for the month of October 1997 (collectively, the "GoodNet Financial Statements"). The GoodNet Financial Statements, including all related notes and schedules thereto, fairly present in all material respects the financial position of GoodNet as at the respective dates thereof and the results of operations and cash flows of GoodNet for the periods indicated in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be noted therein) and subject, in the case of interim financial statements, to normal year-end adjustments.

                  (b) The accounts receivable of GoodNet reflected on the balance sheet as at August 31, 1997 ("Balance Sheet") included in the GoodNet Financial Statements have arisen from bona fide transactions and are reflected on the books and records of GoodNet in accordance with GAAP. Except as set forth on Schedule 3.06(b), reserves for the uncollectability of such accounts receivable have been established on the books and records of GoodNet in accordance with GAAP and are reflected on the Balance Sheet. The prepaid items and deferred charges recorded on the Balance Sheet constitute a full and complete presentation of each and every material prepaid item and deferred charge which GoodNet is entitled to list, in accordance with GAAP, as an asset on the Balance Sheet. Except as set forth on Schedule 3.06(b), the values at which the inventories of GoodNet are shown on the books and records of GoodNet have been determined in all material respects in accordance with the normal valuation policies of GoodNet, consistently applied and in accordance with GAAP. Such inventories shown on the Balance Sheet (and items of inventory acquired subsequent to August 31, 1997) consist of a mix which is consistent in all material respects with GoodNet's past practices. Such inventories are not obsolescent and can be sold at their respective carrying costs.

                  (c) GoodNet has no debts, liabilities, commitments or obligations (including, without limitation, unasserted claims whether known or unknown), whether absolute or contingent, liquidated or unliquidated, or due or to become due or otherwise, except for liabilities and obligations (a) reflected as liabilities on the Balance Sheet, or (b) that have arisen since August 31, 1997 in the ordinary course of business of GoodNet.

                  (d) The line items on the Balance Sheet entitled "Note Payable--Long-Term" and "Note Payable--Current Portion" in the respective amounts of $396,326 and $87,415 represent the present value of GoodNet's obligations under the agreement referred to in Section 9.03(i)(b) to pay Mr. David Brady $10,000 per month for 60 consecutive months, commencing June 15, 1997, in consideration of Mr. Brady agreeing not to compete with GoodNet ("Brady Obligation").

         SECTION 3.07 Real Property. Schedule 3.07 contains a true, correct and complete list and brief description of all real property (i) leased or subleased by GoodNet or (ii) leased or subleased by Telesoft and utilized or accessed by GoodNet in the operation of its business, all of which properties are hereinafter referred to as the "Leased Real Property." Telesoft has provided to the WinStar Parties true, correct and complete copies of the leases of the Leased Real Property (the "Leases") and any sublease to any third party ("Subleases"). Except as set forth in Schedule 3.07 or as contemplated hereby, neither Telesoft nor GoodNet has subleased any Leased Real Property to others. Each of Telesoft and GoodNet is in compliance in all material respects with all of the provisions of such Leases and Subleases and is not in default thereunder in any material respect. Each such leasehold interest (i) is valid, subsisting and in full force and effect; and (ii) is not subject to any Liens (other than collateral assignments of the leases granted by the landlords thereunder to the extent permitted by the terms of such Leases and which do not interfere with or detract from Telesoft's use of the property subject to such Leases). The rental set forth in each of the Leases listed in Schedule 3.07 is the actual rental currently being paid by Telesoft and there are no separate agreements or understandings with respect to same and Telesoft is current on such rental obligations. The payment obligations of any subleasee under any Sublease are equal to or greater than the payments required to be made for the subleased space to the landlord. The Leased Real Property is occupied under a valid and current occupancy permit or the like to the extent required by law. Except as set forth in Schedule 3.07, there are not facts known to any of the Stockholders which would prevent any Leased Real Property premises from being occupied by GoodNet after the Closing in substantially the same manner as before. The execution and delivery of this Agreement and the Sharing Agreement, and the performance of the obligations hereunder and thereunder, will not constitute a default under any Lease. The representations and warranties made with respect to Telesoft in this Section 3.07 are made only by Telesoft and not by any other Stockholder.

         SECTION 3.08      Material Contracts.

                  (a) Schedule 3.08(a) sets forth a complete and correct list of all agreements of the following types to which GoodNet is a party and all or any portion of which are currently in effect (collectively, the "Material Contracts"): (i) agreements filed as exhibits to any filings or reports (collectively, the "Telesoft Reports") made by Telesoft under the Securities Act or Exchange Act (as defined) and each agreement that would have been required to be filed as an exhibit to a Telesoft Report had such agreement been entered into as of the date of the last Telesoft Report; (ii) agreements governing (a) any switching or ATM system site, (b) interconnection, peering, porting or any other network accessing arrangements or relationships, (c) network monitoring or maintenance, (d) vendor supply, (e) customer services, (f) points of presence, and (g) software technology development or sharing arrangements; (iii) employment, severance, termination, consulting and retirement agreements; (iv) loan agreements, indentures, letters of credit, mortgages, notes and other debt instruments; (v) agreements, including contracts with customers, that require aggregate future payments to or by GoodNet of more than One Hundred Thousand Dollars ($100,000); (vi) outstanding purchase orders of GoodNet as of November 30, 1997; (vii) agreements containing any "change of control" provisions; (viii) agreements, arrangements or understandings with any employee, director or officer of GoodNet or Telesoft or with any Stockholder or with any affiliate of any thereof; (ix) agreements prohibiting GoodNet from engaging or competing in any line of business or limiting such competition; (x) joint venture, partnership and similar agreements; (xi) acquisition or divestiture agreements relating to the (A) sale or purchase of assets or stock of GoodNet (other than sales of inventory in the ordinary course of business) or (B) the purchase of assets or stock of any other person (other than the purchase of inventory, supplies or equipment in the ordinary course of business); (xii) brokerage, finder's or financial advisory agreements; (xiii) guarantees of indebtedness for borrowed money of any person; (xiv) reseller and dealer agreements; (xv) licensing and rights arrangements for any Intellectual Property (as defined); and (xvii) agreements that, individually or together with one or more related agreements, are material to the assets, financial condition, business or operations of GoodNet. True and complete copies of all Material Contracts have been delivered to the WinStar Parties or made available for inspection. Except as set forth on Schedule 3.08(a), GoodNet is not currently, nor has it been during the past five years, a party to any prime contract, subcontract, basic ordering agreement, letter contract, arrangement, purchase order, or delivery order of any kind, including all amendments, modifications, and options thereunder or relating thereto, given by a party holding itself out as a federal or state government or agency, division, subdivision or procuring office thereof.

                  (b) Except as set forth in Schedule 3.08(b), all Material Contracts are valid and in full force and effect and GoodNet has not (nor does it or any Stockholder have any knowledge that any other party thereto has) violated any provision of, or committed or failed to perform any act which with or without notice, lapse of time or both would constitute a default under the provisions of, any Material Contract, except for defaults that would not reasonably be expected to have, either singly or in the aggregate, a GoodNet Material Adverse Effect.

         SECTION 3.09 Litigation. Other than as set forth on Schedule 3.09, there are no actions, suits, arbitrations, mediations or other proceedings pending or, to the knowledge of any of the Stockholders, threatened against GoodNet at law or in equity before any court, Federal, state, municipal or other governmental department or agency or other tribunal. Neither GoodNet nor its property is subject to any order, judgment, injunction or decree that would reasonably be expected to have, either singly or in the aggregate, a GoodNet Material Adverse Effect. No claim, action, proceeding or investigation is pending or, to the best knowledge of any of the Stockholders, threatened, which, if successful, would reasonably be expected to have a GoodNet Material Adverse Effect.

         SECTION 3.10 Taxes, Tax Returns and Audits. GoodNet has (or, in the case of returns becoming due after the date hereof and on or before the Effective Time, will have prior to the Effective Time) prepared and filed on a timely basis with all appropriate Federal, state, local and foreign governmental authorities all returns in respect of Taxes it is required to file on or prior to the Effective Time or by such date will have obtained the appropriate extensions to file, and all such returns completely and accurately (or, in the case of returns becoming due after the date hereof and on or before the Effective Time, will completely and accurately) set forth the amount due of any Taxes relating to the applicable period. GoodNet has paid (or, in the case of Taxes becoming due after the date hereof and on or before the Effective Time, will have paid) in full all Taxes due on or before the Effective Time and, in the case of Taxes accruing on or before the Effective Time that are not due on or before the Effective Time, GoodNet has or will have established adequate reserves on its books and records and financial statements (including the Balance Sheet) for such payment in accordance with GAAP. GoodNet has withheld from each payment made to any of its present or former employees, officers, directors or other party all amounts required by law to be withheld and has, where required, remitted such amounts within the applicable periods to the appropriate governmental authorities. In addition, other than as set forth on
Schedule 3.10, (i) there are no assessments against GoodNet with respect to Taxes that have been issued and are outstanding; (ii) no governmental authorities have audited or, to the knowledge of each of the Stockholders, examined GoodNet in respect of Taxes; (iii) GoodNet has not executed or filed any agreement extending the period of assessment or collection of any Taxes which has not yet expired by its terms; (iv) GoodNet has not received written notification from any governmental authority of its intention to commence any audit or investigation; (v) GoodNet is not a party to or bound by or nor does it have any obligation under any Tax sharing or Tax indemnification agreement, provision or arrangement, whether formal or informal, and no power of attorney, which is currently in effect, has been granted with respect to any matter relating to Taxes of GoodNet; and (vi) GoodNet is not presently required nor will it be required to include any adjustment in taxable income under Section 481 of the Code (or any similar provision of the Tax laws of any jurisdiction) as a result of any change in method of accounting or otherwise.

         SECTION  3.11  Absence of Certain  Changes.  Other than as set forth on
Schedule 3.11, GoodNet has not, since August 31, 1997:

                  (a) issued, delivered or agreed to issue any stock, bonds or other corporate securities (whether authorized and unissued or held in the treasury), or granted or agreed to grant any options (including employee stock options), warrants or other rights for the issue thereof;

                  (b)      borrowed or agreed to borrow any funds;

                  (c) incurred any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, except current liabilities incurred in the ordinary course of business and consistent with prior practice;

                  (d) other than pursuant to this Agreement, discharged or satisfied any obligation or encumbrance other than ordinary operating expenses, trade payables and regular installments of the Brady Obligation (as defined) reflected on the Balance Sheet, and trade payables and other operating expenses incurred after August 31, 1997 in the ordinary course of business and consistent with prior practice;

                  (e) sold, transferred, leased to others or otherwise disposed of any assets outside of the ordinary course of business or canceled or compromised any debt or claim, or waived or released any right of substantial value;

                  (f) received any notice of termination of any Material Contract, Lease, Permit or other agreement, or suffered any damage, destruction or loss (whether or not covered by insurance) the effect of which would reasonably be expected to have, either singly or in the aggregate, a GoodNet Material Adverse Effect;

                  (g) encountered any labor union organizing activity labor disputes or had any material change in its relations with its employees or agents, clients or insurance carriers;

                  (h) made any accrual or arrangement for any payment or any bonus, or any increase in compensation or any severance or termination payment to (i) any present or former officer or employee of

GoodNet; or (ii) any person, firm or corporation which is or was furnishin professional or consulting services to GoodNet;

                  (i) transferred or granted any rights under, or entered into any settlement regarding the breach or infringement of, any license or any of the Intellectual Property used in the businesses or operations of GoodNet;

                  (j) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to any of its stockholders or any affiliate of any of its stockholders, or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock, or made or agreed to make any payment to any of its stockholders or any affiliate of any of its stockholders, whether on account of debt, management fees or otherwise;

                  (k) suffered any material adverse change, in any case or in the aggregate, in its assets, liabilities, financial condition, results of operations or business; or

                  (l) entered into any agreement or made any commitment to take any of the types of action described in any of the foregoing clauses (other than clauses (f), (g) or (k)).

         SECTION 3.12 Employee Benefit Plans. Schedule 3.12 sets forth a list of all the employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), programs and arrangements maintained for the benefit of any current or former employee, officer or director of GoodNet (collectively, the "GoodNet Benefit Plans"). Each GoodNet Benefit Plan and any related trust intended to be qualified under Sections 401(a) and 501(a) of the Code has received a favorable determination letter from the Internal Revenue Service that it is so qualified and nothing has occurred since the date of such letter that could reasonably be expected to materially adversely affect the qualified status of such GoodNet Benefit Plan or related trust. Each GoodNet Benefit Plan has been operated in all material respects in accordance with the terms and requirements of applicable law and all required returns and filings for each GoodNet Benefit Plan have been timely made. Neither GoodNet nor any entity under common control with GoodNet, including but not limited to Telesoft, has incurred any direct or indirect liability under, arising out of or by operation of Title I or Title IV of ERISA in connection with any GoodNet Benefit Plan and no fact or event exists that could reasonably be expected to give rise to any such liability. All contributions due and payable on or before the date hereof in respect of each GoodNet Benefit Plan have been made in full and in proper form.

         SECTION 3.13 Labor Relations. GoodNet is not a party to any collective bargaining agreement or other contract or agreement with any labor organization or other representative of any of the employees of GoodNet.

         SECTION 3.14 Insurance Policies; Claims. Schedule 3.14 sets forth all insurance policies and bonds maintained by or on behalf of GoodNet. Except as disclosed in Schedule 3.14, the insurance policies and bonds set forth in
Schedule 3.14 are provided by reputable insurers or issuers, and provide adequate coverage for all normal risks incident to the businesses of GoodNet and its assets. No claims have been made against GoodNet as a result of allegedly defective products and none of the Stockholders or GoodNet knows of any basis for the assertion of any such claim. No insurance policy issued to or on behalf of GoodNet has ever been canceled by the policy issuer.

         SECTION 3.15      Intellectual Property.

                  (a) GoodNet owns or possesses all right, title and interest in and to, or a valid and enforceable license or other right to use all of the Intellectual Property (as defined below) that is material to the conduct of the business of GoodNet. To the knowledge of each of the Stockholders, GoodNet has not infringed, misappropriated or otherwise violated any Intellectual Property of any other person. To the knowledge of each of the Stockholders, no person is infringing upon any Intellectual Property right of GoodNet. All of the patents, trademarks, trade names, service marks, service names and copyrights comprising the Intellectual Property and all applications and registrations therefor are listed on Schedule 3.15(a).

                  (b) "Intellectual Property" means all patents, patent applications and patent disclosures; all inventions (whether or not patentable and whether or not reduced to practice); all registered and unregistered, statutory and common law trademarks, service marks, trade dress, trade names and corporate names and all the goodwill associated therewith; all registered and unregistered statutory and common law copyrights; all registrations, applications and renewals for any of the foregoing; all protocols, codes and operating systems; and all trade secrets, confidential information, ideas, formulae, compositions, know-how, manufacturing and production processes and techniques, research information, drawings, specifications, design plans, improvements, proposals, technical and computer data, documentation and software, financial business and marketing plans, customer and supplier lists and related proprietary information, marketing materials and all other proprietary rights.

         SECTION 3.16 Personal Properties; Assets. Schedule 3.16 sets forth all of the personal properties and assets owned or leased by GoodNet. GoodNet
(a) has good and marketable title to all such personal properties and assets owned by it (except personal properties sold or otherwise disposed of since the date thereof in the ordinary course of business), and those personal properties acquired after the date thereof and not thereafter disposed of, free and clear of all Liens, except (i) statutory liens securing payments not yet due, and (ii) such imperfections or irregularities of title, claims, liens, charges, security interests or encumbrances which do not secure monetary obligations and which do not materially affect the use or marketability of the personal properties or assets subject thereto or affected thereby or otherwise materially impair GoodNet's business operations, and (b) is the lessee of all other personal property reflected on Schedule 3.16. Each lease for such personal property that is material to the businesses of GoodNet is valid without default thereunder by the lessee or, to the knowledge of each of the Stockholders, lessor, and GoodNet is in possession of the personal property purported to be leased thereunder. The personal properties and assets of GoodNet are in good operating condition and repair (ordinary wear and tear excepted), and constitute all of the personal properties, assets and rights which are necessary for the businesses and operations of GoodNet.

         SECTION 3.17 Bank Accounts. Schedule 3.17 sets forth the name of each bank in which GoodNet has an account or safe deposit box, vault, lock-box or other arrangement, the account number and description of each account at each bank and the names of all persons authorized to draw thereon or to have access thereto; and the names of all persons, if any, holding tax or other powers of attorney from GoodNet.

         SECTION 3.18 Brokers. Other than fees payable to and expenses of Nesbitt Burns, which fees and expenses will be paid by Telesoft, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of GoodNet or any of the Stockholders.

         SECTION 3.19 Records. The books of account, minute books, stock certificate books and stock transfer ledgers of GoodNet are complete and correct in all material respects, and there have been no material transactions involving GoodNet of the type typically recorded in such records that have not been recorded.

         SECTION 3.20 No Illegal or Improper Transactions. Neither GoodNet nor any officer, director, employee, agent or affiliate of GoodNet has offered, paid or agreed to pay to any person or entity (including any governmental official) or solicited, received or agreed to receive from any such person or entity, directly or indirectly, any money or anything of value for the purpose or with the intent of (i) obtaining or maintaining business for the benefit of GoodNet,
(ii) illegally or improperly facilitating the purchase or sale of any product or service, or (iii) avoiding the imposition of any fine or penalty, in any manner which is in violation of any applicable ordinance, regulation or law.

         SECTION 3.21 Related Transactions. Except as disclosed in Schedule 3.21, and for compensation and related arrangements with employees for services rendered consistent with past practices, no current or former director, officer, employee or stockholder of GoodNet is presently, or since November 1, 1995 has been, (a) a party to any transaction with GoodNet (including, but not limited to, any contract, agreement or other arrangements providing for the furnishing of services by, or rental of real or personal property from, or otherwise requiring payments to, any such director, officer, employee or shareholder), or
(b) the direct or indirect owner of an interest in any corporation, firm, association or business organization which is a present competitor, supplier or customer of GoodNet, nor does any such person receive income from any source other than GoodNet which relates to the business of, or should properly accrue to, GoodNet.

         SECTION 3.22 Disclosure. No representation or warranty by any of the Stockholders contained in this Agreement or any Schedule hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading. Any furnishing of information to the WinStar Parties by the GoodNet Parties pursuant to, or otherwise in connection with, this Agreement, including, without limitation, any information contained in any document, contract, book or record of GoodNet or Telesoft to which the WinStar Parties shall have access or any information obtained by, or made available to, the WinStar Parties as a result of any investigation made by or on behalf of the WinStar Parties prior to or after the date of this Agreement, shall not affect the WinStar Parties' right to rely on any representation, warranty, covenant or agreement made or deemed made by the Stockholders in this Agreement and shall not be deemed a waiver thereof.

         SECTION 3.23      Environmental, Health and Safety  Matters.

                  (a) GoodNet is in compliance with Environmental, Health and Safety Requirements, except for such noncompliance as would not reasonable be expected to have, either singly or in the aggregate, a GoodNet Material Adverse Effect.

                  (b) GoodNet has not received any written notice, report or other information regarding any actual or alleged material violation of Environmental, Health, and Safety Requirements, or any material liabilities or potential material liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to GoodNet or its property arising under Environmental, Health, and Safety Requirements, the subject of which would reasonably be expected to have, either singly or in the aggregate, a GoodNet Material Adverse Effect.

                  (c)  This  Section  3.23   contains  the  sole  and  exclusive
representations and warranties of the Stockholders with respect to any environmental, health, or safety matters, including without limitation any arising under any Environmental, Health, and Safety Requirements.

         SECTION 3.24 Year 2000 Compliance. All operating codes, programs, utilities and other software, as well as all hardware and systems, utilized by GoodNet in its businesses, or in the provisions of services by GoodNet, or comprising software, hardware and/or systems sold by GoodNet to third parties, are designed to record, store, process, and present calendar dates falling on or after January 1, 2000 in the same manner, and with the same functionality, as provided on or before December 31, 1999. Such software and hardware is designed to not lose functionality or degrade in performance as a consequence of such software operating at a date later than December 31, 1999.

         SECTION 3.25 Internet Protocol Address. GoodNet possesses sufficient Internet Protocol ("IP") addresses to meet its current and projected operations and maintains adequate records to establish current use of same. No event has occurred and no circumstances exist, including but not limited to execution of and performance of the transactions contemplated by this Agreement and the Sharing Agreement and any switching by GoodNet of its upstream service providers, that would require IP address renumbering or reapplication.

         SECTION 3.26 Investment Representations. Each Stockholder represents as to itself that all WinStar Stock to be acquired by such Stockholder pursuant to this Agreement will be acquired for its account and not with a view towards distribution thereof. Each Stockholder represents as to itself that it understands that it must bear the economic risk of the investment in the WinStar Stock, which cannot be sold by it unless they are registered under the Securities Act, or an exemption therefrom is available thereunder. Each Stockholder represents as to itself that it has had both the opportunity to ask questions and receive answers from the officers and directors of WinStar and all persons acting on WinStar's behalf concerning the business and operations of WinStar and to obtain any additional information to the extent WinStar possesses or may possess such information or can acquire it without unreasonable effort or expense necessary to verify the accuracy of such information. Each Stockholder represents as to itself that it has received copies of the WinStar Reports described in Section 4.04. The certificates representing the WinStar Stock shall bear legends to the effect that the WinStar Stock may not be transferred except upon compliance with (i) the registration requirements of the Securities Act (or an exemption therefrom) and (ii) the provisions of this Agreement and the Escrow Agreement. Each Stockholder acknowledges, as to itself, that it is either (i) an "accredited investor" as such term is defined in Rule 501(a) promulgated under the Securities Act or (ii) a person possessing sufficient knowledge and experience in financial and business matters to enable it to evaluate the merits and risks of an investment in WinStar.

         SECTION 3.27 Material Adverse Changes. Since August 31, 1997, there has not been any material adverse change in the assets, liabilities, financial condition, results of operations or business of GoodNet.

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF WINSTAR
                            AND THE MERGER SUBSIDIARY


         Each of the WinStar Parties, jointly and severally, represents and warrants to the Stockholders as follows:

         SECTION 4.01 Organization. Each of the WinStar Parties is a corporation duly organized, validly existing and in good standing under the laws of its respective state of incorporation. Each of the WinStar Parties is qualified to do business in each state where the nature of the business it conducts or the properties it owns, leases or operates requires it to so qualify except where the failure to so qualify would not, singly or in the aggregate, be reasonably expected to have a material adverse effect on the results of operations, financial condition, business or assets of any of the Merger Subsidiary, WinStar or any of the subsidiaries of WinStar (collectively, the "WinStar Companies") or materially impair either of the WinStar Partners' ability to consummate the transactions contemplated by this Agreement (a "WinStar Material Adverse Effect"). Each of the WinStar Parties has all requisite corporate power to own, lease and operate its properties and to carry on its business.

         SECTION 4.02 Authority; Corporate Action. Each of the WinStar Parties has all necessary corporate power and authority to enter into this Agreement, and WinStar has all necessary corporate power and authority to enter into the Registration Rights Agreement, the Sharing Agreement and the Escrow Agreement, and, in case of each of the WinStar Parties, to consummate the transactions contemplated by the respective agreements to which it is a party. All corporate action necessary to be taken by the WinStar Parties to authorize the execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Sharing Agreement and the Escrow Agreement and all other agreements delivered by the WinStar Parties in connection with the transactions contemplated hereby or thereby has, or at the Closing will have been, duly and validly taken and this Agreement, the Escrow Agreement, the Registration Rights Agreement and the Sharing Agreement and such other agreements and instruments have been duly executed and delivered by each of the WinStar Parties that are party thereto. Subject to the terms and conditions hereof, this Agreement, the Registration Rights Agreement, the Sharing Agreement and the Escrow Agreement constitute valid, binding and enforceable obligations of each of the WinStar Parties that are party thereto, enforceable in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

         SECTION 4.03      No Conflict; Required Filings and Consents.

                  (a) The execution and delivery of this Agreement (and each of the other agreements contemplated hereby) by each of the WinStar Parties do not, and the performance by each of the WinStar Parties of its respective obligations under this Agreement (and each of the other agreements contemplated hereby) will not, (i) conflict with or violate the Certificate of Incorporation, By-laws or other organizational documents of any of the WinStar Companies, (ii) conflict with or violate any law, statute, ordinance, rule, regulation, order, judgment or decree applicable to any of the WinStar Companies or by which any of their respective properties or assets is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of any of the WinStar Companies pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which any of the WinStar Companies is a party or by which any of the WinStar Companies or any of their respective properties or assets is bound or affected, except, in the case of clauses (ii) and (iii), above, for any such conflicts, violations, breaches, defaults or other alterations or occurrences that would not reasonably be expected to have, either singly or in the aggregate, a WinStar Material Adverse Effect.

                  (b) The execution and delivery of this Agreement (and each of the other agreements contemplated hereby) by each of the WinStar Parties do not, and the performance of this Agreement (and each of the other agreements contemplated hereby) by each of the WinStar Parties will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for (a) compliance with the applicable requirements, if any, of the Exchange Act, Securities Act, state securities laws, state takeover laws, Nasdaq and the HSR Act and (b) filing and recordation of appropriate merger documents as required by the laws of the State of Arizona, and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not reasonably be expected to have, either singly or in the aggregate, a WinStar Material Adverse Effect.

         SECTION 4.04      Securities and Exchange Commission Reports.

                  (a) WinStar has filed all forms, reports, statements and other documents required to be filed with the Commission and has heretofore made available to the GoodNet Parties, in the same form filed with the Commission, together with any amendments thereto, copies of its (i) Transition Report on Form 10-K for the ten months ended December 31, 1995 and Annual Report on Form 10-K for the year ended December 31, 1996 and all Quarterly Reports on Form 10-Q filed since January 1, 1996, (ii) all proxy statements relating to meetings of stockholders (whether annual or special) since January 1, 1996, (iii) all reports on Form 8-K since January 1, 1996 and (iv) all other reports or registration statements (as of their respective effective dates) filed by WinStar since January 1, 1996 (collectively, the "WinStar Reports"). As of their respective filing dates, the WinStar Reports (i) complied as to form in all material respects with the requirements of the Exchange Act and the Securities Act and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (b) The financial statements of the WinStar Companies for the ten months ended December 31, 1995 and the year ended December 31, 1996 audited and reported on by Grant Thornton and unaudited financial statements of the WinStar Companies for the nine months ended September 30, 1997 (collectively, the "WinStar Financial Statements") are contained in the Annual Report on Form 10-K for the year ended December 31, 1996 and the Quarterly Report on Form 10-Q for the quarter ended September 30, 1997, respectively, each of which has been delivered to the GoodNet Parties as part of the WinStar Reports. The WinStar Financial Statements, including all related notes and schedules thereto, fairly present in all material respects the consolidated financial position of the WinStar Companies as at the respective dates thereof and the consolidated results of operations and cash flows of the WinStar Companies for the periods indicated in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be noted therein) and subject, in the case of interim financial statements, to normal year-end adjustments.

         SECTION 4.05 Litigation. Other than as described in the WinStar Reports, there are no actions, suits, arbitrations, mediations or other proceedings pending or, to the knowledge of any of the WinStar Parties, threatened against WinStar or the Merger Subsidiary at law or in equity before any court, Federal, state, municipal or other governmental department or agency or other tribunal, which would reasonably be expected to have, either singly or in the aggregate, a WinStar Material Adverse Effect. Except as described in the WinStar Reports, neither WinStar nor its property is subject to any order, judgment, injunction or decree which could have, either singly or in the aggregate, a WinStar Material Adverse Effect. No claim, action, proceeding or investigation is pending or, to the best knowledge of either of the WinStar Parties, threatened, which seeks to delay or prevent the consummation of the transactions contemplated hereby.

         SECTION 4.06 Disclosure. No representation or warranty by either of the WinStar Parties contained in this Agreement or any Schedule hereto, when taken together with the WinStar Reports, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading. Any furnishing of information to the GoodNet Parties by the WinStar Parties pursuant to, or otherwise in connection with, this Agreement, including, without limitation, any information contained in any document, contract, book or record of any of the WinStar Parties to which the GoodNet Parties shall have access or any information obtained by, or made available to, the GoodNet Parties as a result of any investigation made by or on behalf of the GoodNet Parties prior to or after the date of this Agreement, shall not affect the GoodNet Parties' right to rely on any representation, warranty, covenant or agreement made or deemed made by the WinStar Parties in this Agreement and shall not be deemed a waiver thereof.

         SECTION 4.07 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transaction contemplated by this Agreement based upon arrangements made by or on behalf of the WinStar Parties.

         SECTION 4.08 Material Adverse Change. Since September 30, 1997, there has not been any material adverse change in the assets, liabilities, financial condition, results of operations or business of WinStar; provided, however, that neither continued net losses from operations or negative cash flows, nor any decease in the market price of the WinStar Stock shall constitute a "material adverse change."

         SECTION 4.09 WinStar Stock. The shares of WinStar Stock to be issued to the Stockholders pursuant to this Agreement will, when issued, be validly issued, fully paid and non-assessable.

                                    ARTICLE V
      NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES OF THE PARTIES.

         SECTION 5.01 Survival. Each statement, representation, warranty, covenant and agreement made or deemed made by any Party to another under this Agreement shall remain in effect continuously to and following the Closing, and shall terminate at such time as the obligation to indemnify under such statement, representation, warranty, covenant or agreement under Section 10.01 or 10.02, as the case may be, so terminates.

         SECTION 5.02 Nonwaiver of Rights. The representations, warranties, covenants and agreements made or deemed made by any Party to another shall not be affected or deemed waived by reason of the fact that another Party or its representatives knew or should have known that any such representations, warranties, covenants or agreement is or might be inaccurate in any respect. Any furnishing of information by any Party to another pursuant to, or otherwise in connection with, this Agreement, including, without limitation, any information contained in any document, contract, book or record of the delivering Party to which another Party shall have access or any information obtained by, or made available to, any Party as a result of any investigation made by or on behalf of such Party prior to or after the date of this Agreement, shall not affect such Party's right to rely on any representation, warranty, covenant or agreement made or deemed made by another Party in this Agreement and shall not be deemed a waiver thereof.

                                   ARTICLE VI
                          COVENANTS OF THE STOCKHOLDERS

         SECTION 6.01 Conduct of Business. The Stockholders covenant and agree that, from the date hereof through the Closing Date, except as otherwise set forth in this Agreement or agreed to by WinStar in writing, they shall cause GoodNet to:

                  (a) conduct its business only in the ordinary course and in a manner consistent with the current practice of such business, preserve substantially intact the business organization of GoodNet, use its best efforts to keep available the services of the current employees of GoodNet and preserve the current relationships of GoodNet with customers and other persons with which GoodNet has significant business relations, and comply with all requirements of law, the violation of which would reasonably be expected to have, either singly or in the aggregate, a GoodNet Material Adverse Effect;

                  (b) not pledge, sell, transfer, dispose of, or otherwise encumber or grant any rights or interests to others of any kind with respect to, all or any part of its capital stock or enter into any discussions or negotiations with any other party to do so;

                  (c) not pledge, sell, lease, transfer, dispose of or otherwise encumber any of its property or assets other than consistent with past practices and in the ordinary course of business or enter into any discussions or negotiations with any other party to do so;

                  (d) not (i) issue any shares of its capital stock nor any options, obligations, rights, warrants or other securities convertible into or exchangeable for its capital stock, or any other class of securities, whether debt or equity, of GoodNet; or (ii) amend or otherwise modify the terms of any such securities, options, obligations, rights or warrants in a manner inconsistent with the provisions of this Agreement or the effect of which shall be to make such terms more favorable to the holders thereof;

                  (e) not declare any dividend or make any distribution in cash, securities or otherwise on the outstanding shares of its capital stock, or directly or indirectly redeem or purchase any such capital stock;

                  (f) not, in any manner whatsoever, advance, transfer (other than in payment for goods received or services rendered in the ordinary course of business) or distribute to any of the Stockholders or any of their affiliates, or otherwise withdraw, cash or cash equivalents in any manner inconsistent with established cash management practices, except to pay existing obligations of GoodNet in accordance with their terms;

                  (g) not make, agree to make or announce any general wage or salary increase or enter into or amend any employment contract or, unless provided for by contract executed on or before the date of this Agreement and provided to the WinStar Parties, increase the compensation payable or to become payable to any of its officers or employees or adopt or increase the benefits of any bonus, insurance, pension or other employee benefit plan, payment or arrangement, except for those increases, consistent with past practices, normally occurring as the result of regularly scheduled salary reviews and increases, and except for increases directly or indirectly required as a result of changes in applicable law or regulations;

                  (h) not make any capital expenditures, except in the ordinary course of business and consistent with past practices;

                  (i) not propose or adopt any amendments to its Articles of Incorporation or By-laws, except as contemplated hereby;

                  (j)  not  merge  or  consolidate   with,  or  acquire  all  or
substantially all of the assets of, or otherwise acquire any business operations of, any person or entity or enter into any agreement for any of the foregoing;

                  (k) not (i) change any of its methods of  accounting in effect at November 30, 1996, or (ii) make or rescind any material, express or deemed election relating to taxes, settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes, or change any of its methods of reporting income or deductions for Federal income tax purposes from those employed in the preparation of the Federal income tax returns for the taxable year ending November 30, 1996, except, in the case of clause (i) or clause (ii), as may be required by law or GAAP;

                  (l) except pursuant to this Agreement, not prepay, before the scheduled maturity thereof, any of its long-term debt, or incur any obligation for borrowed money, whether or not evidenced by a note, bond, debenture or similar instrument, other than indebtedness incurred in the ordinary course of business consistent with past practices;

                  (m) not enter into or modify in any material respect any Material Contract, Lease or Permit other than in the ordinary course of business;

                  (n) not take any action that will, or could reasonably be expected to, result in any of its representations and warranties set forth in this Agreement being inaccurate or in any of the conditions to the Merger not being satisfied; or

                  (o) not agree in writing or otherwise to do any of the foregoing.

         SECTION 6.02      Access to Information; Confidentiality.

                  (a) Between the date of this Agreement and the Closing Date, the GoodNet Parties will (i) permit the WinStar Parties and their Representatives reasonable access to all of the books, records, reports and other related materials, offices and other facilities and properties of GoodNet;
(ii) permit the WinStar Parties and their Representatives to make such inspections thereof as they may reasonably request; and (iii) furnish the WinStar Parties and their Representatives with such financial and operating data (including without limitation the work papers of GoodNet's accountants) and other information with respect to GoodNet as the WinStar Parties may from time to time reasonably request.

                  (b) Between the date of this Agreement and the Closing Date, employees or Representatives of WinStar may meet with and interview all employees of GoodNet at reasonable times during business hours as may be arranged by WinStar and GoodNet.

                  (c) Each of the GoodNet Parties shall hold and shall cause their Representatives to hold in strict confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all documents and information concerning any of the WinStar Companies furnished to them by the WinStar Parties or their Representatives in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (i) previously known by any of the GoodNet Parties, (ii) in the public domain through no fault of any of the GoodNet Parties or (iii) later lawfully acquired by any of the GoodNet Parties from another source, which source shall not be the agent of any of the WinStar Companies or person under confidentiality obligation to any of the WinStar Companies) and, except as otherwise required by applicable law, rule or regulation, none of the GoodNet Parties shall release or disclose such information to any other person, except its auditors, actuaries, attorneys, financial advisors, bankers and other consultants and advisors who need to know same in connection with this Agreement.

         SECTION 6.03 Maintenance of Assets; Insurance. Between the date of this Agreement and the Closing Date, the Stockholders shall cause GoodNet to continue to maintain and service the assets of GoodNet consistent with past practice. Through the Closing Date, GoodNet shall maintain insurance policies providing insurance coverage for its business and the assets of GoodNet of the kinds, in the amounts and against the risks as are commercially reasonable for the businesses and risks covered.

         SECTION 6.04 Employment and Noncompete Agreements. On the Closing Date, Jeffrey Pitts and David Wayrynen shall each, and Beada shall cause David Jemmett to, terminate any existing employment agreement he may have with GoodNet and enter into an employment and noncompete agreement (the "Employment Agreements") with GoodNet, in the form of Exhibit D(i), D(ii) and D(iii), respectively.

         SECTION 6.05 Sharing Agreement. On the Closing Date, Telesoft and the Surviving Corporation shall enter into an agreement ("Sharing Agreement") in the form of Exhibit E hereto providing for the sharing between Telesoft and the Surviving Corporation of certain of Telesoft's office and switching space, billing systems and other specific resources and assets described in the Sharing Agreement.

         SECTION 6.06 No Other Negotiations. Unless and until this Agreement shall have been terminated pursuant to its terms, none of the GoodNet Parties or any of their Representatives shall, directly or indirectly, solicit, institute, initiate, pursue or enter into any inquiries, discussions, proposals or negotiations with any person concerning any merger, sale of substantial assets, tender offer, sale of shares of stock or similar transaction involving GoodNet or disclose, directly or indirectly, any information not customarily disclosed to the public concerning GoodNet, afford to any other person access to the properties, books or records of GoodNet, or otherwise assist any person preparing to make or who has made such an offer, or enter into any agreement with any third party providing for a business combination transaction, equity investment or sale of significant amount of assets of GoodNet.

         SECTION 6.07 Composition of GoodNet Board and Offices At Effective Time. The Stockholders shall take all necessary actions to ensure that, at the Effective Time, the Board of Directors of GoodNet is comprised of, and the offices of GoodNet are occupied by, the persons set forth in Schedule 1.06. It is agreed and acknowledged that all directors comprising GoodNet's Board of Directors following the Effective Time shall serve at the pleasure of WinStar.

         SECTION 6.08 No Securities Transactions. None of the GoodNet Parties shall engage in any transactions involving the securities of WinStar prior to the Closing Date, and, thereafter, any of the Stockholders that is an employee of the Surviving Corporation or any of the other WinStar Companies shall not engage in any such transaction except as allowed under WinStar's policies.

         SECTION 6.09 Fulfillment of Conditions. The Stockholders shall use their best efforts to fulfill, or cause to be fulfilled, the conditions specified in Article IX to the extent that the fulfillment of such conditions is within their control. The foregoing obligation includes taking or refraining from such actions as may be necessary to fulfill such conditions (including causing GoodNet to conduct its businesses in such manner that on the Closing Date the representations and warranties of the Stockholders contained herein shall be accurate as though then made, except as contemplated by the terms hereof).

         SECTION 6.10 Disclosure of Certain Matters. During the period from the date hereof through the Closing Date, the GoodNet Parties shall give the WinStar Parties prompt written notice of any event or development that occurs that (a) had it existed or been known on the date hereof would have been required to be disclosed under this Agreement, (b) would cause any of the representations and warranties of any of the GoodNet Parties contained herein to be inaccurate or otherwise misleading, (c) gives GoodNet any reason to believe that any of the conditions set forth in Article IX will not be satisfied, or (d) is of a nature that is or may be materially adverse to the operations, prospects or condition (financial or otherwise) of GoodNet.

         SECTION 6.11 Certain Consents. The GoodNet Parties, in consultation with the WinStar Parties and their Representatives, shall use their best efforts to obtain consents under all Material Contracts, Leases and Permits and all other instruments to which GoodNet is a party or by which it is bound which require the consent of any other party or person either by the terms thereof or as a matter of law in connection with the Merger.

         SECTION 6.12 Reduction of Liabilities. Telesoft shall take all necessary actions to ensure that the only liabilities of GoodNet at the Closing Date are (i) trade payables arising in the ordinary course of business (consistent with past practices), not in excess of $1,151,000, and (ii) the Brady Obligation. Notwithstanding the foregoing and without limiting the obligations under this covenant, any payables or other amounts owed by GoodNet to Telesoft or any affiliate of Telesoft shall only be eliminated through contributions to capital, conversion of debt to equity or by other means that do not have, either singly or in the aggregate, a GoodNet Material Adverse Effect or any adverse tax consequences to GoodNet .

         SECTION 6.13 Non-use of Name. From and after the date hereof, no Stockholder shall establish or otherwise be associated with, as an owner, partner, shareholder, employee or otherwise, any firm which utilizes the name "GoodNet" or any variant thereof as part of its business name other than in connection with their employment by GoodNet itself after the Closing Date or grant to any person or entity the right to use he name "GoodNet" or any variant thereof.

         SECTION 6.14 Audited Financial Statements. Promptly after the execution of this Agreement, Telesoft shall cause its independent auditors to audit the books and records of GoodNet as of November 30, 1997 for the purposes of delivering to WinStar on or prior to the Closing Date the financial statements referred to in Section 9.03(j).

         SECTION 6.15 Maintenance of GoodNet Employee Medical Benefits. From the date hereof, through the last day of the month in which the Closing takes place, Telesoft shall continue to afford coverage under its existing health and medical plans to those employees of GoodNet that are covered under such plans as of the date hereof.

                                   ARTICLE VII
                        COVENANTS OF THE WINSTAR PARTIES

         SECTION 7.01 Fulfillment of Conditions. From the date hereof to the Closing, the WinStar Parties shall use their best efforts to fulfill or cause to be fulfilled the conditions specified in Article IX to the extent that the fulfillment of such conditions is within their control. The foregoing obligation includes taking or refraining from such actions as may be necessary to fulfill such conditions (including conducting the business of each of the WinStar Companies in such manner that on the Closing Date the representations and warranties of the WinStar Parties contained herein shall be accurate as though then made).

         SECTION 7.02      Access to Information; Confidentiality.

                  (a) Between the date of this Agreement and the Closing Date, the WinStar Parties will (i) permit the GoodNet Parties and their Representatives reasonable opportunity to meet with and ask questions of the appropriate officers of WinStar and shall furnish the GoodNet Parties and their Representatives with such appropriate financial and operating data and other information with respect to WinStar as the GoodNet Parties may from time to time reasonably request.

                  (b) Each of the WinStar Parties shall hold and shall cause their Representatives to hold in strict confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all documents and information concerning any of the GoodNet Parties furnished to them by the GoodNet Parties or their Representatives in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (i) previously known by any of the WinStar Parties, (ii) in the public domain through no fault of any of the WinStar Parties or (iii) later lawfully acquired by any of the WinStar Parties from another source, which source shall not be the agent of any of the GoodNet Parties or person under confidentiality obligation to any of the GoodNet Parties and, except as otherwise required by applicable law, rule or regulation, none of the WinStar Parties shall release or disclose such information to any other person, except its auditors, actuaries, attorneys, financial advisors, bankers and other consultants and advisors who need to know same in connection with this Agreement.

         SECTION 7.03 Filing of Additional Listing Application with Nasdaq. As soon as practicable after the execution of this Agreement, WinStar shall file with Nasdaq an application to approve listing on the Nasdaq National Market of the shares of WinStar Stock issuable as part of the Merger Consideration.

         SECTION 7.04 Reimbursement of Telesoft for GoodNet Operating Expenses. At the Closing, WinStar shall reimburse Telesoft for cash advances made by it to GoodNet in order for GoodNet to continue its operations during the period from November 12, 1997 through the Closing Date, less all payments made by GoodNet during such period to pay any liabilities other than ordinary operating expenses (payroll, insurance, etc.) and trade payables; provided, however, that the amount of such reimbursement shall not exceed $250,000.

                                  ARTICLE VIII
                         JOINT COVENANTS OF THE PARTIES

         SECTION 8.01 Further Action. Each of the Parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Upon the terms and subject to the conditions hereof, each of the Parties shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

         SECTION 8.02 Schedules. The Parties shall have the obligation to supplement or amend the Schedules being delivered concurrently with the execution of this Agreement and annexed hereto with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Schedules. The obligations of the Parties to amend or supplement the Schedules being delivered herewith shall terminate on the Closing Date. Notwithstanding any such amendment or supplementation, except as otherwise provided herein, the representations and warranties of the Parties shall be made with reference to the Schedules as they exist at the time of execution of this Agreement.

         SECTION 8.03 Regulatory and Other Authorizations. The Parties will promptly make all necessary filings and use their best efforts to obtain all authorizations, consents, orders and approvals of all Federal, state and other regulatory bodies and officials that are required for the consummation of the transactions contemplated by this Agreement, including but not limited to Nasdaq, the Department of Justice and the Federal Trade Commission and self-regulatory agencies, and will cooperate fully with each other in connection therewith.

         SECTION 8.04 Filing of Current Reports on Form 8-K. Promptly after execution of this Agreement, each of WinStar and Telesoft shall file, if and as required under the Exchange Act, a Current Report on Form 8-K ("8-Ks") with the Securities and Exchange Commission ("SEC") to report the proposed Merger and the terms thereof. The Parties shall cooperate in the drafting of the 8-Ks and shall provide each other with drafts of such 8-Ks prior to filing of same with the SEC. Each Party shall be entitled to reasonable review and comment on the 8-Ks of the other.

         SECTION 8.05 Reorganization. Unless all the other Parties shall otherwise agree in writing, none of WinStar, GoodNet, the Stockholders or any of their respective affiliates shall knowingly take or omit to take any action which action or omission would jeopardize qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code. The Stockholders acknowledge that WinStar's compliance with the terms of the Registration Rights Agreement (as defined) shall not be deemed to so jeopardize qualification of the Merger.

                                   ARTICLE IX
                              CONDITIONS TO CLOSING

         SECTION 9.01 Conditions to Each Party's Obligations. The respective obligations of each Party to consummate the Merger and the other transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

                  (a) Regulatory Approvals. The Department of Justice and the Federal Trade Commission and any other federal, state or local governmental agency or self-regulatory agency whose approval or consent is required for the consummation of the transactions contemplated by the Agreement each shall have approved such transactions and all required waiting periods under the HSR Act shall have expired;

                  (b) Nasdaq Listing Application. Nasdaq shall have approved the
listing  of  the  shares  of  WinStar  Stock   comprising  part  of  the  Merger
Consideration pursuant to Section 2.02, subject to official notice of issuance;

                  (c) Directors and Officers of GoodNet.  The persons  listed in
Schedule 1.06 shall have been appointed directors or elected officers, as the case may be, of GoodNet and each such person shall have accepted such appointment; and

                  (d) No Governmental Order or Regulation. There shall not be in effect any order, decree or injunction (whether preliminary, final or appealable) of a United States Federal or state court of competent jurisdiction, and no regulation shall have been enacted or promulgated by any governmental authority or agency, that prohibits consummation of the Merger.

         SECTION 9.02 Conditions to Obligations of GoodNet and the Stockholders. The obligations of GoodNet and the Stockholders to consummate the Merger and the other transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

                  (a) Representations and Warranties; Covenants. Without supplementation after the date hereof, the representations and warranties of the WinStar Parties contained in this Agreement shall be, with respect to those representations and warranties qualified by any materiality standard, true and correct in all respects, as of the Closing, and with respect to all other representations and warranties, true and correct in all material respects, as of the Closing, with the same force and effect as if made as of the Closing, and all the covenants contained in this Agreement to be complied with by the WinStar Parties on or before the Closing Date shall have been complied with, and the Stockholders shall have received a certificate of officers of the WinStar Parties to such effect;

                  (b) Legal Opinion. The Stockholders shall have received from Graubard Mollen & Miller, counsel to the WinStar Parties, a legal opinion addressed to the Stockholders and dated the Closing Date, opining in all material respects to the matters set forth on Exhibit F annexed hereto; and

                  (c) Necessary Proceedings. All proceedings, corporate or otherwise, to be taken by the WinStar Parties in connection with the consummation of the transactions contemplated by this Agreement shall have been duly and validly taken, and copies of all documents, resolutions and certificates incident thereto, duly certified by officers of the WinStar Parties as of the Closing, shall have been delivered to the Stockholders.

                  (d) Other Agreements. WinStar shall execute and deliver an agreement ("Registration Rights Agreement") in the form of Exhibit G hereto, providing for certain registration rights with respect to 100% of the WinStar Stock to be issued to Telesoft in the Merger and 20% of the WinStar Stock to be issued to the other Stockholders in the Merger.

                  (e) No Material Adverse Change. At the Closing, there shall have been no material adverse change in the assets, liabilities, financial condition or business of WinStar from that shown or reflected in the WinStar Financial Statements as of September 30, 1997. Between the date of this Agreement and the Closing Date, there shall not have occurred an event which would reasonably be expected to constitute a WinStar Material Adverse Effect. Notwithstanding anything to the contrary, none of (i) WinStar's continued net losses or negative cash flows, (ii) a decrease in the market price of the WinStar Stock or (iii) WinStar's acquisition of other companies or offerings of debt or equity securities shall constitute a "material adverse change" or "material adverse effect."

         SECTION 9.03 Conditions to Obligations of the WinStar Parties. The obligations of the WinStar Parties to consummate the Merger and the other transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

                  (a) Representations and Warranties; Covenants. Without supplementation after the date hereof, the representations and warranties of the Stockholders contained in this Agreement shall be, with respect to those representations and warranties qualified by any materiality standard, true and correct in all respects, as of the Closing, and with respect to all other representations and warranties, true and correct in all material respects, as of the Closing Date, with the same force and effect as if made as of the Closing, and all the covenants and agreements contained in this Agreement to be complied with by any of the GoodNet Parties on or before the Closing Date shall have been complied with, and the WinStar Parties shall have received a certificate of the Stockholders to such effect;

                  (b) Legal Opinions. The WinStar Parties shall have received from one or more of Streich & Lang, general counsel to GoodNet, Mayer Brown & Platt, special counsel to GoodNet, and/or Snell & Wilmer, counsel to the Stockholders, a legal opinion or opinions addressed to the WinStar Parties dated the Closing Date, opining in all material respects to the matters set forth on Exhibit H hereto.

                  (c) Consents. The Stockholders shall have obtained and delivered to the WinStar Parties consents to the Merger of all third parties (as described in Sections 6.11 and 8.03 hereto) as necessary to ensure the uninterrupted continuation of the Material Contracts, Leases and Permits with respect to the Surviving Corporation, which necessary consents are described on
Schedule 9.03(c);

                  (d) No Material Adverse Change. At the Closing, there shall have been no material adverse change in the assets, liabilities, financial condition or business of GoodNet from that shown or reflected in the GoodNet Financial Statements as of August 31, 1997. Between the date of this Agreement and the Closing Date, there shall not have occurred an event which would reasonably be expected to constitute a GoodNet Material Adverse Effect;

                  (e) Necessary Proceedings. All proceedings, corporate or otherwise, to be taken by the GoodNet Parties in connection with the consummation of the transactions contemplated by this Agreement shall have been duly and validly taken, and copies of all documents, resolutions and certificates incident thereto, duly certified by the officers of GoodNet as of the Closing, shall have been delivered to the WinStar Parties;

                  (f) Liabilities. The only liabilities of GoodNet at the Closing Date shall be those described in Section 6.12 and the Brady Obligation shall be prepayable without penalty or interest;

                  (g) Termination of Jemmett Pledge. The Jemmett Pledge shall have been terminated in manner satisfactory to WinStar and the WinStar Parties shall have received a certificate of the Chief Financial Officer of Telesoft to such effect;

                  (h) Other Agreements. The relevant GoodNet Parties shall execute and deliver the Escrow Agreement, the Employment Agreements and the Sharing Agreement;

                  (i) Release by Stockholders. Each Stockholder shall execute and deliver to the WinStar Parties a certificate acknowledging and agreeing that, as of the Closing Date, (i) each of (a) the agreement between the Telesoft Group (as defined in such agreement) and the Jemmett Group (as defined in such agreement) dated as of May 31, 1997, (b) the agreement by and among Telesoft, GoodNet, Leandrew, Inc., Beada, GoodNet, L.L.C., David and Marilyn Brady and David and Stephanie Jemmett, dated as of February 28, 1997, and (c) the agreement by and among Telesoft, GoodNet and GoodNet, L.L.C., dated as of April 4, 1996, are thereby terminated and of no further force or effect; and (ii) except as set forth in this Agreement, GoodNet has no obligation or duty to such Stockholder (or any of its affiliates) now owing or to become due and that such Stockholder has no rights with respect to any assets or securities of GoodNet;

                  (j) Tempe Lease Assignment. Telesoft and GoodNet shall execute and deliver to WinStar an assignment from GoodNet to Telesoft of the Lease Agreement, dated as of March 8, 1995, between Metropolitan Life Insurance Company and GoodNet Incorporated, for premises located in Tempe, Arizona, which shall be in full force and effect as of the Closing Date; and

                  (k) Audited Financial Statements. Telesoft shall deliver to WinStar audited financial statements of GoodNet for the year ended November 30, 1997, including a balance sheet, statement of operations and statement of changes in stockholders' equity, reported on by GoodNet's independent auditors, the cost of which audit shall be borne by WinStar.

                                    ARTICLE X
                                 INDEMNIFICATION

         SECTION 10.01 Indemnification by the Stockholders. Subject to the limitations set forth in Section 10.06, the Stockholders shall severally (in proportion of their ownership of the GoodNet Shares with respect to the representations and warranties made by more than one Stockholder) indemnify and hold harmless WinStar and the Surviving Corporation from and against, and shall reimburse WinStar and the Surviving Corporation for, any Damages which may be sustained, suffered or incurred by them, whether as a result of any Third Party Claim or otherwise, and which arise or result from or in connection with or are attributable to (i) the breach of any of the Stockholders' covenants, representations, warranties, agreements, obligations or undertakings contained in this Agreement; or (ii) the operation of GoodNet's business prior to the Closing Date. This indemnity shall survive the Closing until March 31, 1999, except that with respect to Claims arising as a result of a breach of the representations and warranties in (A) Sections 3.01, 3.02 and 3.04, it shall survive without limitation as to time, (B) Section 3.10, it shall survive for a period of one year after the expiration of the statute of limitations for each respective Tax and (C) Section 3.24, it shall survive until June 30, 2000. Any Claim for indemnity asserted within the relevant period shall survive until resolved.

         SECTION 10.02 Indemnification by WinStar. Subject to the limitations set forth in Section 10.06, WinStar shall indemnify and hold harmless the Stockholders from and against, and shall reimburse the Stockholders for, any Damages which may be sustained, suffered or incurred by the Stockholders, whether as a result of Third Party Claims or otherwise, and which arise or result from or in connection with or are attributable to (i) the breach of any of the WinStar Parties covenants, representations, warranties, agreements, obligations or undertakings contained in this Agreement; or (ii) the operation of the Surviving Corporation's business after the Closing Date. This indemnity shall survive the Closing until March 31, 1999, except that with respect to Claims arising as a result of a breach of the representations and warranties in Sections 4.01, 4.02 and 4.03, it shall survive without limitation as to time. Any Claim for indemnity asserted within the relevant period shall survive until resolved.

         SECTION 10.03 Notice, Etc. A Party required to make an indemnification payment pursuant to this Agreement ("Indemnifying Party") shall have no liability with respect to Third Party Claims or otherwise with respect to any covenant, representation, warranty, agreement, undertaking or obligation under this Agreement unless the Party entitled to receive such indemnification payment ("Indemnified Party") gives reasonably prompt notice to the Indemnifying Party specifying (i) the covenant, representation or warranty, agreement, undertaking or obligation contained herein which it asserts has been breached, (ii) in reasonable detail, the nature and dollar amount of any Claim the Indemnified Party may have against the Indemnifying Party by reason thereof under this Agreement, and (iii) whether or not the Claim is a Third Party Claim. All Claims by any Indemnified Party under this Article X shall be asserted and resolved as follows:

                  (a) Third-Party Claims. In the event that an Indemnified Party becomes aware of a Third Party Claim for which an Indemnifying Party would be liable to an Indemnified Party hereunder, the Indemnified Party shall give reasonably prompt notice in writing to the Indemnifying Party of such Claim, identifying the basis for such Claim or demand, and the amount or the estimated amount thereof to the extent then determinable (which estimate shall not be conclusive of the final amount of such Claim and demand; the "Claim Notice"); provided, however, that any delay in giving such Claim Notice will not be deemed a waiver of any rights of the Indemnified Party except to the extent the rights of the Indemnifying Party are actually prejudiced by such delay. The Indemnifying Party, upon request of the Indemnified Party, shall retain counsel (who shall be reasonably acceptable to the Indemnified Party) to represent the Indemnified Party and shall pay the reasonable fees and disbursements of such counsel with regard thereto; provided, however, that any Indemnified Party is hereby authorized, prior to the date on which it receives written notice from the Indemnifying Party designating such counsel, to retain counsel, whose fees and expenses shall be at the expense of the Indemnifying Party, to file any motion, answer or other pleading and take such other action which it reasonably shall deem necessary to protect its interests or those of the Indemnifying Party until the date on which the Indemnified Party receives such notice from the Indemnifying Party. After the Indemnifying Party shall retain such counsel, the Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (x) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (y) the named parties of any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Indemnifying Party shall not, in connection with any proceedings or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one such firm for the Indemnified Party (except to the extent the Indemnified Party retained counsel to protect its (or the Indemnifying Party's) rights prior to the selection of counsel by the Indemnifying Party). If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate with the Indemnifying Party and its counsel in contesting any Third Party Claim which the Indemnifying Party defends. A Third Party Claim may not be settled by the Indemnifying Party without the prior written consent of the Indemnified Party (which consent will not be unreasonably withheld) unless, as part of such settlement, the Indemnified Party shall receive a full and unconditional release; provided, however, that the Indemnifying Party shall not settle any claim without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld) if such Claim is not exclusively for monetary Damages.

                  (b) Books and Records. After delivery of a Claim Notice, so long as any right to indemnification exists pursuant to this Article X, the affected Parties each agree to retain all books and records related to such Claim Notice. In each instance, the Indemnified Party shall have the right to be kept fully informed by the Indemnifying Party and its legal counsel with respect to any legal proceedings. Any information or documents made available to any Party hereunder and designated as confidential by the Party providing such information or documents and which is not otherwise generally available to the public and not already within the knowledge of the Party to whom the information is provided (unless otherwise covered by the confidentiality provisions of any other agreement among the Parties hereto, or any of them), and except as may be required by applicable law, shall not be disclosed to any third party (except for the representatives of the Party being provided with the information, in which event the Party being provided with the information shall request its representatives not to disclose any such information which it otherwise required hereunder to be kept confidential).

         SECTION 10.04 Adjustment to Merger Consideration. Any indemnification payments made pursuant to Sections 10.01 and 10.02 shall be deemed to be an adjustment to the Merger Consideration.

         SECTION 10.05 Offset Rights. If any of the Stockholders fail to make any indemnification payment required to be made pursuant to Section 10.01 within ten Business Days of a demand therefor by WinStar, WinStar shall have the right, in its discretion, to offset such amount against any amounts comprising the Holdback held in escrow under the Escrow Agreement.

         SECTION 10.06 Limitations. No Indemnifying Party shall be required to indemnify an Indemnified Party under this Article X (i) unless the aggregate of all amounts for which indemnity would otherwise be due against it exceeds $100,000 and then only to the extent such amounts exceed $100,000; and (ii) for any amounts exceeding the pro rata amount of Merger Consideration paid to the Indemnified or Indemnifying Party, as the case may be.

         SECTION 10.07 Reduction for Certain Benefits. The amount of any indemnification payment payable under Section 10.01 or Section 10.02 shall be calculated after giving effect to (i) any proceeds received from insurance policies covering the damage, loss, liability or expense that is the subject of the claim for indemnity and (ii) the actual net realized Tax benefit to the Indemnified Party resulting from the damage, loss, liability or expense that is the subject of the indemnity and of the indemnity payment itself; provided that to the extent that any Tax benefit is realized in a Tax year other than the year in which the indemnity is paid, the Indemnified Party shall make a payment to the Indemnifying Party in the amount of such realized Tax benefit in the year in which it was realized. It is acknowledged and understood that only Tax benefits which serve to reduce actual cash payments to be made by a party for Taxes, and not events which merely serve to increase net loss carry forwards, shall serve to trigger the reduction in the obligations of a Party under clause (ii) of this
Section 10.07. For purposes of this Section 10.07, an actual realized Tax benefit is an actual reduction in Taxes payable or a refund of Taxes previously paid.

         SECTION 10.08 Representations and Warranties. For purposes of indemnity under this Article X for breach of a representation or warranty of a Party under this Agreement, the representations and warranties shall be the representations and warranties of a Party made herein, as supplemented, modified or amended by any Schedule thereto as of the Closing Date in accordance with Section 8.02 (except where such supplementation, modification or amendment is made to cure a misrepresentation or omission existing as of the date hereof), without regard to any materiality qualifications or standards otherwise contained therein.

         SECTION 10.09 Indemnity as Sole Recourse. After the Closing Date, a Party may seek remedy against any other Party for breach of a representation or warranty hereunder only under and in accordance with the terms of this Article X.

                                   ARTICLE XI
                                   TERMINATION

         SECTION 11.01 Methods of Termination. The transactions contemplated herein may be terminated and/or abandoned at any time but not later than the
Closing:

                  (a) By mutual written consent of the WinStar Parties and the GoodNet Parties;

                  (b) By either the GoodNet Parties or the WinStar Parties (if the terminating Party is not then in material breach of its obligations hereunder) if (i) a material default or breach shall be made by the other Party with respect to the due and timely performance of any of its covenants and agreements contained herein and such default cannot be cured within a reasonable period of time, or (ii) if any of the other Party's representations and warranties (x) made without any materiality standard, are not true and correct in all material respects as of the Closing Date or (y) made with any materiality standard, are not true and correct in all respects as of the Closing Date;

                  (c) By the WinStar Parties, on the one hand, or the GoodNet Parties, on the other, if the other Party amends or supplements any Schedule hereto in accordance with Section 8.02 hereof and such amendment or supplement reflects a material adverse change in the condition or operations of GoodNet or the WinStar Companies, as the case may be, or their respective businesses, taken as a whole, after the date hereof;

                  (d) By either the GoodNet Parties or the WinStar Parties (if the terminating Party is not then in material breach of its obligations hereunder) if the Effective Time has not occurred by three months from the date of this Agreement for any reason unless the Parties agree to an extension in writing.

         SECTION 11.02 Effect of Termination. In the event of termination by a Party, or both Parties, pursuant to Section 11.01 hereof, written notice thereof shall forthwith be given to the other Party and all obligations (except as set forth in this Section 11.02) of the Parties shall terminate and no Party shall have any right against the other Party hereto. Notwithstanding the foregoing, if this Agreement is so terminated by one Party under Section 11.01(b) above, it is expressly agreed and understood that the terminating Party's right to pursue all legal remedies for breach of contract or otherwise, including, without limitation, Damages (other than consequential Damages) relating thereto, shall survive such termination unimpaired. If the transactions contemplated by this Agreement are terminated and/or abandoned as provided herein:

                  (a) Each Party hereto will return all documents, work papers and other material (and all copies thereof) of the other Party, relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the Party furnishing the same; and

                  (b) All confidential information received by either Party hereto with respect to the business of the other Party shall be treated in accordance with Sections 6.02 and 7.02 hereof, which shall survive such termination or abandonment.

                                   ARTICLE XII
                                   DEFINITIONS

         SECTION 12.01 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

         "Business Day" means a day of the year on which banks are not required or authorized to be closed in the City of New York.

         "Damages" means the dollar amount of any loss, damage, expense or liability, including, without limitation, reasonable attorneys' fees and disbursements incurred by an Indemnified Party in any action or proceeding between the Indemnified Party and the Indemnifying Party or between the Indemnified Party and a third party, which is determined (as provided in Article X) to have been sustained, suffered or incurred by a Party or GoodNet and to have arisen from or in connection with an event or state of facts which is subject to indemnification under this Agreement; the amount of Damages shall be the amount finally determined by a court of competent jurisdiction or appropriate governmental administrative agency (after the exhaustion of all appeals) or the amount agreed to upon settlement in accordance with the terms of this Agreement.

         "Environmental, Health, and Safety Requirements" means all federal, state, local and foreign statutes, regulations, and ordinances concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, as such requirements are enacted and in effect on or prior to the Closing Date.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "GoodNet Parties" means, collectively, the Stockholders and GoodNet.

         "Lien" means any lien, claim, charge, option, security interest, restriction or encumbrance.

         "Party" means WinStar and/or the Merger Subsidiary, on the one hand, and the Stockholders and/or GoodNet, on the other hand (collectively, the "Parties").

         "Representatives"   of  either  Party  means  such  Party's  employees,
accountants,   auditors,   actuaries,   counsel,  financial  advisors,  bankers,
investment bankers and consultants.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Tax" or "Taxes" means all income, gross receipts, sales, stock transfer, excise, bulk transfer, use, employment, franchise, profits, property or other taxes, fees, stamp taxes and duties, assessments, levies or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority with respect thereto.

         "Third Party Claim" means a claim, demand, suit, proceeding or action by a person, firm, corporation or government entity other than a party hereto or any affiliate of such party.

                                  ARTICLE XIII
                               GENERAL PROVISIONS

         SECTION 13.01 Expenses. Except as otherwise provided herein, all costs and expenses, including, without limitation, fees and disbursements of Representatives, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses, whether or not the Closing shall have occurred. The Stockholders shall pay all such expenses incurred by GoodNet.

         SECTION 13.02 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered personally or by telecopy or one day after delivery to a nationally recognized courier, in each case, to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice, except that notices of changes of address shall be effective upon receipt):

                  (a)      If to the Stockholders, as set forth in Schedule A,




                           with a copy to:

                          Mayer Brown & Platt
                          190 South LaSalle Street
                          Chicago, Illinois 60603
                          Attention: Edward Best, Esq.
                          Telecopier No.: 312/701-7711


                   (b) If to WinStar or the Merger Subsidiary:

                          WinStar Communications, Inc.
                          230 Park Avenue
                          Suite 2700
                          New York, New York 10169
                          Attention: Timothy R. Graham, Executive Vice President Telecopier No.: 212/922-1637

                           with a copy to:

                          Graubard Mollen & Miller
                          600 Third Avenue
                          New York, New York  10016
                          Attention:  David Alan Miller, Esq.
                          Telecopier No.: 212-818-8881

         SECTION 13.03 Press Release; Public Announcements. Promptly after execution of this Agreement, Telesoft and WinStar shall issue press releases in the forms annexed hereto as Exhibits K(i) and (ii), respectively. The Parties shall not make any other public announcements in respect of this Agreement or the transactions contemplated herein without prior consultation and approval by the other party as to the form and content thereof, which approval shall not be unreasonably withheld. Notwithstanding the foregoing, any Party may make any disclosure which its counsel advises is required by applicable law or regulation, in which case the other Party shall be given such reasonable advance notice as is practicable in the circumstances and the Parties shall use their best efforts to cause a mutually agreeable release or announcement to be issued.

         SECTION 13.04 Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by the Parties.

         SECTION 13.05 Waiver. At any time prior to the Closing, either Party may (a) extend the time for the performance of any of the obligations or other acts of the other Party, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party to be bound thereby.

         SECTION 13.06 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 13.07 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

         SECTION 13.08 Entire Agreement. This Agreement and the Schedules and Exhibits hereto constitute the entire agreement and supersede all prior agreements and undertakings, both written and oral, between the Stockholders and WinStar with respect to the subject matter hereof, including the Non-Disclosure Agreement between Telesoft and WinStar.

         SECTION 13.09 Benefit; Assignment. This Agreement shall inure to the benefit of and be binding upon the Parties and the successors and permitted assigns of the Parties and, except as otherwise expressly provided herein, are not intended to confer upon any other person any rights or remedies hereunder. This Agreement is not assignable by any Party without the express written consent of the other Parties, except that the Merger Subsidiary may assign this Agreement to any other wholly-owned subsidiary of WinStar.

         SECTION 13.10 Governing Law; Consent to Jurisdiction. Except as to matters governed by the BCA, this Agreement shall be governed by, and construed in accordance with, the law of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of law. Each Party hereby submits to the exclusive jurisdiction of the courts (city, state and federal) located in the County of New York, State of New York, for any action, proceeding or claim brought by any other Party pursuant to this Agreement or any other agreement, instrument or other document executed and delivered in connection with this Agreement or pursuant hereto and waives any objection to the venue of any such suit, action or proceeding and the right to assert that such forum is not a convenient forum. Service of process in any such action or proceeding brought against a Party may be made by registered mail addressed to such Party at the address set forth in Section 13.02 or to such other address as such Party shall notify the other Party in writing is to be used for such purpose pursuant to Section 13.02. For purposes hereof, the address designated for Telesoft shall also be the address designated for the Stockholders.

         SECTION 13.11 Counterparts. This Agreement may be executed in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which when taken together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

TELESOFT ACQUISITION CORP. II            WINSTAR COMMUNICATIONS, INC.


By: /s/ David Jemmett                    By: /s/ Timothy R. Graham
   -------------------------------          ---------------------------------
        David Jemmett                            Timothy R. Graham

TELESOFT CORP. (Stockholder)             WG ACQUISITION CORP.


By: /s/ Michael Zerbib                   By: /s/ Timothy R. Graham
   -------------------------------          ---------------------------------
        Michael Zerbib                           Timothy R. Graham

BEADA & SALA, INC. (Stockholder)         The undersigned hereby personally
                                         guarantees all obligations of Beada &
                                         Sala, Inc. arising under the terms of
By: /s/ David Jemmett                    this Agreement
   -------------------------------
        David Jemmett

                                             /s/ David Jemmett
                                        -------------------------------------
                                                 DAVID JEMMETT

 /s/ Jeffrey Pitts
----------------------------------
JEFFREY PITTS, Stockholder


 /s/ Darin Wayrynen
----------------------------------
DARIN WAYRYNEN, Stockholder


 /s/ David Lund
----------------------------------
DAVID LUND, Stockholder


 /s/ Michael Ferro
----------------------------------
MICHAEL FERRO, Stockholder


 /s/ Shawn Freeman
----------------------------------
SHAWN FREEMAN, Stockholder